UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

March 10, 2009

Date of report (Date of earliest event reported)

THE BOEING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 13, 2009, The Boeing Company (the “Company”) issued $700,000,000 in aggregate principal amount of 5.000% Senior Notes due 2014 (the “2014 Notes”), $650,000,000 in aggregate principal amount of 6.000% Senior Notes due 2019 (the “2019 Notes”) and $500,000,000 in aggregate principal amount of 6.875% Senior Notes due 2039 (the “2039 Notes” and, together with the 2014 Notes and the 2019 Notes, the “Notes”). The Notes were issued pursuant to an Indenture dated as of February 1, 2003, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to JPMorgan Chase Bank.

On March 10, 2009, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell the Notes to the Purchasers.

The Notes are unsecured and have the same rank as all of The Boeing Company’s other unsecured and unsubordinated debt. The 2014 Notes will mature on March 15, 2014, the 2019 Notes will mature on March 15, 2019 and the 2039 Notes will mature on March 15, 2039. The Company will pay interest on the Notes semiannually on March 15 and September 15 of each year starting on September 15, 2009. The Company will have the right to redeem the Notes in whole or in part at any time prior to maturity at the redemption price described in the Final Prospectus Supplement filed with the Securities and Exchange Commission on March 11, 2009 (Registration No. 333-157790) (the “Final Prospectus Supplement”).

The Company has filed with the Securities and Exchange Commission a Prospectus dated March 9, 2009 (Registration No. 333-157790), a Preliminary Prospectus Supplement dated March 10, 2009, a Free Writing Prospectus dated March 11, 2009 and the Final Prospectus Supplement in connection with the public offering of the Notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Purchase Agreement, dated March 10, 2009, among The Boeing Company and J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BOEING COMPANY
Dated: March 13, 2009

	By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Corporate Secretary and Assistant General Counsel

INDEX TO EXHIBITS

1.1	Purchase Agreement, dated March 10, 2009, among The Boeing Company and J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several purchasers named therein.